Exhibit 8.1

Perkins Coie LLP 1301 Second Avenue Suite 4200 Seattle, WA 98101-3804	T. +1.206.359.8000 F. +1.206.359.9000 perkinscoie.com

March 12, 2026

Deschutes Parent, Inc.

8500 SW Creekside Place

Beaverton, Oregon 97008

Ladies and Gentlemen:

We have acted as counsel to Digimarc Corporation, an Oregon corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by Deschutes Parent, Inc. an Oregon corporation (“Holdings”) of a registration statement on Form S-4 dated March 12, 2026 (the “Registration Statement”) regarding a proposal to shareholders of the Company to approve an agreement and plan of reorganization (the “Reorganization Agreement”) to effect a transaction in which the Company shall be merged with Deschutes Merger Sub, Inc., an Oregon corporation (“Merger Sub”) and a wholly owned subsidiary of Holdings, with the Company surviving the merger and Merger Sub ceasing to exist (the “Merger”), and, immediately following the Merger, the Company shall be converted from an Oregon corporation to an Oregon limited liability company (the “Conversion,” and together with the “Merger,” the “Reorganization”). Immediately following the Reorganization, the Company shall be a wholly owned subsidiary of Holdings.

For purposes of delivering this opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the Company’s 2025 Annual Report on Form 10-K, which is incorporated by reference into the Registration Statement, (iii) the certificate of the Company (the “Tax Certificate”), (iv) the Reorganization Agreement, and (v) such other documents, certificates, records, statements and representations made by the Company, Holdings or Merger Sub as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, that the statements and representations concerning the Company, Holdings, and Merger Sub contained in the Registration Statement, the Company’s 2025 Annual Report on Form 10-K, the Tax Certificate, and the Reorganization Agreement, in each case, are true, correct and complete and will remain true, correct and complete at all relevant times.

Digimarc Corporation
March 12, 2026

Based upon and subject to the foregoing and any other assumptions, limitations, exceptions and qualifications specified herein and in the Registration Statement, under “Proposal 1: Reorganization Proposal—Material Federal Income Tax Consequences”, it is our opinion under currently applicable United States federal income tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), that the Reorganization should constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, for U.S. federal income tax purposes.

We express no opinion on any issue relating to the tax consequences of the Merger, Conversion, or Reorganization other than the opinion set forth above. Our opinion is based upon provisions of the Code, and regulations, rulings, and judicial decisions as of the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position.

We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof. This opinion is furnished in our capacity as counsel to the Company solely for its use in connection with the Reorganization. We hereby consent to discussion of this opinion in the proxy statement/prospectus included as part of the Registration Statement, to filing a form of this opinion as an exhibit to the proxy statement/prospectus included as part of the Registration Statement, and to reference our firm in the proxy statement/prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP